GORDON FEINBLATT

                      ROTHMAN, HOFFBERGER & HOLLANDER, LLC



                                                                ATTORNEYS AT LAW
                                                         233 East Redwood Street
                                                             Baltimore, Maryland
                                                                      21202-3322
                                                                    410.576.4000
                                                                  www.gfrlaw.com

                                                                FAX 410.576-4246

                                 March 30, 2004

TANAKA Funds, Inc.
230 Park Avenue, Suite 960
New York, New York  10069

Ladies and Gentlemen:

     A legal opinion of this firm was filed with Post-Effective Amendment No. 2 (the "Legal Opinion") to your Registration Statement filed with the Securities and Exchange Commission on Form N-1A covering Class A, Class B and Class R shares of the Funds. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 6 to your Registration Statement (the "Amendment") and consent to all references to us in the Amendment.

                                                Sincerely,

                                                     /S/

                                                Gordon, Feinblatt, Rothman,
                                                Hoffberger and Hollander, LLC

cc:  Thompson Hine LLP
       Attn:  Donald S. Mendelsohn